                                                                 EXHIBIT 10.83.1

                                    FACILITY
                                 LEASE AGREEMENT

                  This Lease is made and entered into as of this 1st day of July 2003 by and between Paxson Communications Corporation, a Delaware corporation (hereinafter referred to as "Lessee"), and The Christian Network, Inc., a Florida non-profit Corporation (hereinafter referred to as "Lessor").

                               W I T N E S S E T H
                               -------------------

                  WHEREAS, Lessor owns a facility in Clearwater, Florida, that is conducive for television production and distribution; and

                  WHEREAS, Lessee's business involves the production, assembly and uplinking of programming for Lessee's television network programming, currently known as PAX TV, together with such successor or new programming services provided by Lessee to owned and/or affiliated television stations (the "PAX Programming Service"); and

                  WHEREAS, Lessee desires to lease a certain portion of Lessor's facilities in Clearwater, Florida, from which to conduct its business, and

                  WHEREAS, Lessor and Lessee desire to set forth the terms and conditions under which Lessor will lease space and facilities to Lessee.

                  NOW, THEREFORE, in consideration of the foregoing recitals, which shall be deemed to be incorporated herein as an integral part of this Agreement and not mere recitals hereto, and of the mutual covenants and agreements and the terms and conditions set forth in this Lease, and other good and valuable consideration the receipt of which is hereby acknowledged, the parties agree as follows:

                  1. TERM.

                  (a) INITIAL AND RENEWAL TERMS. Lessee shall have the right to occupy and utilize the Leased Premises (as described in Exhibit "A") for an Initial Term commencing at 12:00 A.M. on July 1, 2003 (the "Commencement Date") and expiring June 30, 2008 (the "Initial Term"), unless this Lease is sooner terminated as hereinafter provided.

                  This Lease will be automatically renewed for an additional term of five (5) years (the "Renewal Term"), unless at least one year prior to the expiration of the Initial Term, Lessor or Lessee shall have provided written notice to the other stating that they do not intend to renew this Lease for a Renewal Term.

                  (b) HOLDING OVER. If Lessee or anyone claiming under Lessee shall remain in possession of the Leased Premises or any part thereof after the expiration of the Initial Term or any Renewal Term without any agreement in writing between the Lessor and Lessee with respect thereto, prior to acceptance of rent by Lessor, the person remaining in possession shall be deemed a tenant at sufferance, and, after acceptance of rent by Lessor, the party remaining in possession shall be deemed a tenant from month to month, subject to the provisions of this Lease. The rental during any such period shall equal to one hundred one hundred twenty-five percent (125%) of the rental in effect immediately preceding such expiration.

                  2. RENT AND OTHER PAYMENTS AND SERVICES

                  (a) RENT. Lessee covenants and agrees to pay Lessor for the Leased Premises, monthly Rent in the amount of Sixteen Thousand, Seven Hundred Dollars and Zero Cents ($16,700.00) ("Rent"), plus applicable Florida state sales tax, for the period beginning with the month first following the Commencement Date and continuing for twelve months thereafter.

                  Upon each successive annual anniversary date of the Commencement Date for the Initial Term the Rent to be paid by Lessee to Lessor for the following twelve-month period shall be increased by an amount determined by multiplying the Rent by the percentage increase, if any, in the U.S. Department of Labor, Bureau of Labor Statistics, Revised All-Cities Consumer Price Index for the Tampa/St. Petersburg/Clearwater, Florida area (the "CPI") published immediately prior to each successive anniversary date over the CPI published immediately prior to the Commencement Date. In no event shall the annual Rent to be paid by Lessee during the Initial Term or any Renewal Term be less than the Rent.

                  If the CPI ceases to exist or is substantially changed, Lessor and Lessee shall agree to substitute a similar index.

                  (b) OPERATING EXPENSES. Lessee shall pay the following Operating Expenses: all taxes, assessments, and other governmental charges, all utility charges, all premiums on insurance policies required by the terms hereof, and all other expenses and charges which, during the term hereof, shall arise, be levied, assessed, charged or imposed upon or with respect to, or be incurred in connection with, the ownership, possession, use, occupation, operation, maintenance, repair or alteration of the Leased Premises, (excluding income taxes) it being the purpose and intent of the Lessor and the Lessee that the rent shall be absolutely net to the Lessor so that this Lease shall yield, net to Lessor, the rent specified in each year during the term hereof and all renewal terms, if any. The Lessee agrees to indemnify and save the Lessor harmless from and against all damages, liability, costs and expenses which may be incurred or sustained by Lessor by reason of the nonpayment of the additional rent by Lessee.

                  (c) PAYMENT. All monthly payments of Rent, Operating Expenses, or other sums due Lessor hereunder shall be sent to or made at the offices of Lessor designated in Section 17 hereof, or such other place as may be designated by Lessor from time to time. Rent shall be due in advance on the first day of each month; Operating Expenses and all other sums due Lessor shall be due within twenty (20) days of receipt of Lessor's invoice.

                  Except as otherwise specifically provided herein, installments of Rent during the Initial Term shall be paid in advance in United States Dollars (without prior notice or invoice by Lessor).

                  (d) SERVICES. Lessee shall provide, as additional consideration hereunder, uplink and assembly services for one channel of Lessor's satellite delivered programming. Lessee agrees to share with Lessor, at no additional cost to Lessor, its satellite uplinking equipment located at the Leased Premises including transponder time on the satellite used by Lessee for the PAX Programming Service, unless and to the extent the sharing of such equipment or transponder time is a default or breach under any equipment or satellite services provider agreement with Lessee. Notwithstanding the foregoing, Lessee's use of the uplink facility and the transponder time will be superior to any use by Lessor of these items and Lessee's obligations under this
Section 2(d) shall cease without any liability to Lessor if and when Lessee, in its sole discretion, at any time during the term hereof, decides to discontinue the operation and distribution of the PAX Programming Service from the Lease Premises. Except, and to the extent the same is prohibited under the terms of any agreement between Lessee and any equipment or satellite service provider, Lessee will uplink one channel of Lessor's programming (in a standard definition format with accompanying audio) on a 24 hour, seven days per week basis. Notwithstanding anything to the contrary contained herein, in no event shall Lessee be liable in any way, including direct or consequential damages, to Lessor for any failure in providing distribution, uplink or assembly services for Lessor's satellite delivered programming, except to the extent such failure is the result of intentional misconduct or gross negligence of Lessee.

                  3. USE OF ASSETS

                  (a) Lessee shall have the right to use the Leased Premises only for the purpose of television production primarily for PAX Programming Services and associated activities and for the operation of satellite transmit and receive antennas, uplinks and associated equipment related to Lessee's operations (the "Business").

                  (b) Lessee accepts the Leased Premises in their present condition ("as is") and agrees that it will take good care of the Leased Premises, subject to reasonable wear and tear, and that Lessee will return the Leased Premises to Lessor in the same condition as said Leased Premises were in at the time control was turned over to Lessee, subject to reasonable wear and tear, and damage done by Lessor, if any. Furthermore, at Lessor's option, Lessee at its sole cost and expense shall remove or change all alterations made pursuant to Section 5(a) hereof so as to return said Leased Premises to Lessor in said same condition, subject to this subsection 3(b). Lessee agrees that it will comply with all laws, ordinances, orders, rules, regulations or requirements of all governmental authorities which are applicable to its use of the Leased Premises.

                  (c) Lessee shall have a right of access to the Leased Premises
(i) as may be necessary or appropriate to operate the Business and (ii) at all times for inspection, repair, maintenance and replacement of its equipment, provided, however, that such access and activities shall not interfere with the use of the Leased Premises by Lessor or any other tenant, or interrupt or otherwise adversely affect the continued broadcast operation or equipment of Lessor or any other tenant. Lessor shall have a right of access to the Leased Premises at all reasonable times, for examination, inspection, emergency repair or replacement of Lessee's equipment, provided, however, that (except as may be provided elsewhere in this Lease) Lessor shall take reasonable efforts to see that such access and activity by Lessor does not interfere with the use of the Leased Premises by Lessee or any other tenant, or interrupt or otherwise adversely affect the continued broadcast operation of PAX Programming Service and the Business.

                  (d) Lessee, at its own cost and expense, shall obtain and maintain in effect any and all permits, licenses and approvals that are or may be required with respect to the operation of the Business or Lessee's equipment by each governmental authority having jurisdiction over such operation or equipment.

                  (e) Lessee acknowledges Lessor's ownership of certain equipment located on the Leased Premises and further acknowledges that Lessee has no interest, secured or otherwise, in such equipment, regardless of whether or not Lessor is in default under this Agreement.

                  4. UTILITIES. Lessor shall be responsible for the furnishing of heat, water, electricity or other utilities (the "Utilities") to the Leased Premises for the benefit of Lessee.

                  5. ALTERATIONS.

                  (a) Lessee, at its own expense and subject to the provisions of Subsection 5(b) hereof, may make such alterations, additions, changes and improvements (herein called "Alterations") to the Leased Premises as Lessee may deem necessary or desirable, subject to Lessor's approval, which approval shall not be unreasonably withheld; provided that said Alterations shall not lessen the value of the Leased Premises.

                  (b) Before Lessee may make any Alterations to the Leased Premises in accordance with the rights granted by Subsection 5(a) hereof, Lessee shall submit to Lessor written specifications for such Alterations that are proposed for Lessor's approval. Lessor, within thirty (30) days after receipt by it of the written specifications, shall notify Lessee whether it approves such Alterations. If Lessor fails to notify Lessee in writing within such thirty (30) day period that it disapproves of such Alterations, Lessee may proceed to cause the Alterations to be made.

                  6. MAINTENANCE AND REPAIRS.

                  If the Leased Premises shall be partially damaged by fire or other cause without the fault or neglect of Lessee or its employees, agents, visitors or licensees, the Lessor shall proceed forthwith to replace or to repair the Leased Premises with reasonable diligence at the expense of Lessor; provided, if the Leased Premises are to be replaced or repaired and are untenantable in whole or in part following such damage, the rent payable hereunder during the period in which they are unusable shall be adjusted equitably; provided further, however, if the Leased Premises are totally damaged or rendered wholly unusable by fire or other cause, including, but not limited to, condemnation, and Lessor shall decide not to replace the same, then, within ninety (90) days after such fire, casualty or condemnation, Lessor may give Lessee notice in writing of the decision not to replace, whereupon the Term of this Lease shall terminate, Lessee shall surrender the Leased Premises to Lessor, and rent shall be abated for the unexpired portion of this Lease, effective as of the date of said written notice from Lessor, and Lessor shall have no further obligation or liability to Lessee. It is agreed that nothing in this Subsection 6(b) shall require Lessor to replace or to repair any or all Alterations.

                  7. INDEMNITY AND INDEMNITY INSURANCE.

                  (a) Lessee shall indemnify and hold harmless Lessor from any and all claims, expenses or liabilities, including reasonable attorneys' fees and court costs, for injuries to or death of persons, or damage to property arising out of or in connection with Lessee's use of the Leased Premises unless such expenses are attributed to Lessor's gross negligence or willful misconduct. Lessee further agrees to defend on behalf of Lessor all legal actions, if any, arising out of any such claim for such damages. Lessor shall not be liable for loss or damage sustained by Lessee by reason of business interruption resulting from any or all acts or omissions of Lessor or violations by Lessor of any or all terms, covenants or conditions of this Lease.

                  (b) Lessee agrees that it will, at its expense, obtain and maintain during the Term of this Lease public liability insurance against claims of injury to or death of persons, or damage to property arising out of or in connection with Lessee's use of the Leased Premises, naming Lessee and Lessor as insured persons. Such public liability insurance shall be with an insurer that Lessor finds reasonably satisfactory and shall have limits of not less than One Million Dollars ($1,000,000) with respect to claims of injury to or death of any number of persons in any one occurrence and not less than Two Hundred Thousand Dollars ($200,000) for property damage in any one occurrence. Lessee agrees to name Lessor as a co-insured party on any and all such public liability insurance policies. Satisfactory evidence of such coverage shall be submitted by Lessee to Lessor.

                  8. ASSIGNMENT

                  (a) LESSEE'S RIGHT TO ASSIGN. Neither this Lease nor any of the rights, interests or obligations of Lessee hereunder shall be assigned, encumbered, hypothecated, subleased or otherwise transferred without the prior written consent of Lessor, which consent shall not be unreasonably withheld. Upon any approved assignment, all references in this Lease to "Lessee" shall be deemed to be references to Lessee's assignee and Lessee shall have no further obligations under the Lease following the closing of such assignment. Notwithstanding the foregoing, Lessee may assign its rights and obligations under this Agreement to a wholly owned subsidiary without such consent.

                  (b) LESSOR'S RIGHT TO ASSIGN. Neither this Lease nor any of the rights, interests or obligations of Lessor hereunder shall be assigned, encumbered, hypothecated, subleased or otherwise transferred without the prior written consent of Lessee which consent shall not be unreasonably withheld. Upon any such assignment, all references in this Lease to "Lessor" shall be deemed to be references to Lessor's assignee.

                  (c) LESSEE'S APPLICATION FOR CONSENT TO ASSIGN. In the event that Lessee desires at any time to assign this Lease or to sublet the Premises or any portion thereof, Lessee shall submit to Lessor, in writing, at least ten
(10) days prior to the proposed effective date of the assignment or sublease (i) a Notice of Intention to Assign or Sublease, setting forth the proposed effective date; (ii) the name of the proposed sublessee or assignee; (iii) the nature of the proposed subtenant's or assignee's business to be carried on in the Premises; and (iv) such additional information concerning the proposed assignment or sublease and proposed assignee or sublessee as the Lessor may reasonably request.

                  (d) This Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                  9. CONDEMNATION.

                  (a) If during the Term of this Lease the Leased Premises or any portion thereof shall be appropriated by any corporation or authority having the right of eminent domain, or if access to the Leased Premises is restricted by action of any such corporation or authority and reasonably comparable access is not made available to the Leased Premises, this Lease and all obligations of Lessor and Lessee hereunder shall cease and terminate as of the date the appropriating corporation or authority takes possession thereof or materially restricts access to the Leased Premises. All obligations of Lessee to pay any rents or other charges whatsoever under the terms of this Lease shall be apportioned as of such date in the same manner as if the Lease had expired on such date according to its terms.

                  (b) Whenever used herein, the terms "appropriated" or "appropriation" shall include any voluntary transfer of the Leased Premises or any part thereof to any corporation or authority having the right of eminent domain as a result of a settlement of a threatened or pending appropriation action.

                  (c) In the event of the appropriation of the whole or any part of the Leased Premises, the amount received as compensation for the appropriation (including in the case of an appropriation of part of the Leased Premises, any amount allowed as damages to the remainder) shall be paid in full to Lessor, subject, however, to any right of Lessee to receive any additional or specific award from the appropriating corporation or authority to which it might be entitled.

                  (d) In any appropriation of the Leased Premises, Lessee shall have the right to prove in the proceeding and to receive any award which may be for damages to or condemnation of Lessee's movable trade fixtures, equipment, furniture and furnishings and for moving and relocation expenses.

         10. INTERFERENCE AND RF RADIATION.

                  (a) GENERAL. Lessee will conduct its activities in accordance with applicable requirements of the FCC and sound electronic and engineering practice and will cooperate with Lessor and other tenants existing as of the date hereof so as to anticipate and prevent interference to the broadcast operations or equipment of Lessor or any other such tenant. If any engineering statement presented to or by the Lessor confirms that Lessee's Business operation, transmission or other activities on or around any portion of the Leased Premises are causing, or are reasonably expected to cause, interference to the operation, transmission or other activities of Lessor or any other existing tenant, Lessee shall, at its sole expense, promptly correct or modify the conditions causing such interference.

                  (b) INTERFERENCE TO LESSEE. Upon determination that any other tenant is causing interference to Lessee's Business operation, transmission or other activities in or around any portion of the Leased Premises, Lessor will use its best efforts to modify or correct promptly, or cause such other tenant to modify or correct promptly, the condition causing such interference.

                  (c) INTERFERENCE DEFINED. As used in this Lease, interference to an operation, transmission or other similar activity shall mean a condition or anticipated condition which constitutes or would constitute interference within the meaning of the provisions of the recommended practices of the Electronics Industries Association and the rules and regulations of the FCC then in effect.

                  (d) DISPUTE AS TO INTERFERENCE. Any dispute as to whether interference is being cause or expected to be cause, or as to who is causing such interference, which remains unresolved for longer than seven (7) calendar days, shall be submitted to a consulting electronic engineer who is not retained or otherwise employed by Lessor, Lessee or any other tenant whose antenna is located on the Tower, and the determination of such consulting electronic engineer shall be final and binding on all parties. The consulting engineer shall be jointly selected by Lessor and Lessee.

                  (e) RF RADIATION. Lessee shall, at Lessee's expense, take all actions required to ensure that Lessee's Business operation does not expose workers or the general public to levels of radio frequency radiation in excess of the "Radio Frequency Protection Guides" recommended in the American National Standard Safety Levels with Respect to Human Exposure to Radio Frequency Electromagnetic Fields, 300 kHz to 100 GHz (ANSI C95.1-1982) issued by the American National Standards Institute.

         11. FORCE MAJEURE. Neither Lessor nor Lessee shall be required to perform any term, condition or covenant in this Lease so long as such performance is delayed or prevented by force majeure, which shall mean Acts of God, strikes, lockouts, material or labor restrictions by any governmental authority, civil riots, floods, and any other cause not reasonably within the control of Lessor or Lessee and which by the exercise of due diligence Lessor or Lessee is unable, wholly or in part, to prevent or to overcome; provided, however, force majeure shall not excuse Lessee from its obligation to pay rent or other sums hereunder and Lessee shall be required to pay any and all rent and such other sums as provided by this Lease.

         12. MECHANICS' LIENS. Lessee shall not suffer or permit any mechanics' liens to be filed against the Leased Premises by reason of work, labor or materials supplied or claimed to have been supplied to Lessee that are not removed or for which adequate bond has not been provided within thirty (30) days of such filing. Furthermore, if any such lien at any time shall be filed against the Leased Premises, Lessee shall proceed with due diligence to cause the same to be discharged of record by payment, deposit, bond, order of court or otherwise. Should a lien be placed on the Leased Premises by reason of Lessee's work, labor or materials supplied or claimed to have been supplied to Lessee that are not removed or for which adequate bond has not been provided within thirty (30) days on such filing, Lessor retains the option to settle any and all liens against its property and assess any costs thereof to Lessee, pursuant to
Section 2., paragraph (b) of this Lease.

         13. LESSOR'S LIEN. Lessor shall have a first lien upon every right and interest of Lessee to and in the Leased Premises for the payment of rent and all other sums payable by Lessee hereunder and as security for the performance and observance of the agreements, conditions, and obligations of this Lease by and between Lessor and Lessee, dated the date hereof, which agreements, conditions, and obligations are to be performed and observed by Lessee.

         14. QUIET ENJOYMENT. Lessor covenants that, upon payment by Lessee of all rents and the performance by Lessee of all obligations pursuant to this Lease, Lessee shall and may peaceably and quietly have and enjoy the Leased Premises for and during the Term of this Lease, pursuant to the terms hereof, free from any hindrance from any person or persons whomsoever claiming by, through or under Lessor.

         15. DEFAULT. If the Lessee does not fully make all payments of Rent or Operating Expenses when due under this Lease, Lessor at its option may terminate and end this Lease and all rights of the Lessee hereunder, and remove the Assets provided that Lessee has been given written notice by Lessor and that Lessee has not made full payment of the Rent and Operating Expenses within fifteen (15) days following such notice. Furthermore, if Lessee fails to make a payment of rent hereunder when due, Lessee shall be liable for and pay to Lessor a late payment charge at the rate of eighteen percent (18%) per annum, computed from the date said payment was due until the date said payment is actually made. In the event of a default hereunder, other than the nonpayment of rent or other monetary obligation, the Lessor shall have the right to terminate this Lease if Lessee does not cure such default within thirty (30) days of written notice from Lessor. Provided, however, that Lessee's time to cure such default shall be extended for such additional times as shall be reasonably required for the purpose so long as Lessee shall proceed with due diligence during such thirty
(30) day period to cure such default and is unable by reason of the nature of the work involved or by unavoidable delays to cure the same within the same thirty (30) days and if such extension of time shall not subject Lessor to any civil or criminal liability or to an fine or penalty. In the event of said defaults, in addition to said termination rights, Lessor shall have all other rights and remedies to which it may be entitled. A waiver by the Lessor of any breach of this Lease or any terms, conditions or promises herein contained must be in writing to be effective and shall not be or construed to be a waiver of any subsequent breach of the same or any other term, condition or promise herein and the payment by the Lessee and acceptance by the Lessor of rent hereunder shall not be construed to be a waiver of any breach of terms or conditions herein except as to the particular installment of rent so paid and accepted.

         16. SURRENDER OF LEASED PREMISES. Lessee, upon the expiration of the Term of this Lease or the earlier termination of this Lease, shall surrender to Lessor the Leased Premises in accordance with the terms and conditions provided for in Subsection 3(b) hereof.

         17. NOTICES. All notices, demands and requests required or permitted to be given under the provisions of this Agreement shall be (i) in writing, (ii) sent by fax (with receipt personally confirmed by telephone), delivered by personal delivery, or sent by commercial delivery service or certified mail, return receipt requested, (iii) deemed to have been given on the date faxed with receipt confirmed, the date of personal delivery, or the date set forth in the records of the delivery service or on the return receipt, and (iv) addressed as follows:

IF TO LESSOR:              Dustin Rubeck
                           The Christian Network, Inc.
                           28059 U.S. Highway 19 North
                           Suite 300
                           Clearwater, Florida   33761
                           Fax:   727/530-0671
                           Telephone: 727/536-0036

IF TO LESSEE:              Dean Goodman
                           Paxson Communications Corporation
                           601 Clearwater Park Road
                           West Palm Beach, Florida 33401
                           Fax:  561/655-9424
                           Telephone: 561/659-4122

or to any such other or additional persons and addresses as the parties may from time to time designate in writing delivered in accordance with this Section 17.

         18. PROPERTY INSURANCE.

                  (a) Lessor shall, at its expense, obtain and maintain during the Term of this Lease, "All Risk", hazard insurance on the Leased Premises. Such insurance shall cover at least all risks customarily insured against in the broadcasting industry, subject to standard deductibles.

                  (b) Lessee hereby releases Lessor from and holds Lessor harmless against any and all claims that Lessee may hereafter have for loss, theft, disappearance, damage or destruction of the Leased Premises, regardless of the cause thereof. Notwithstanding the generality of the foregoing, this release shall not apply to any grossly negligent, willful or wanton act of the Lessor, its employees, agents or representatives. In the event that insurance on the Leased Premises was in force at the time of such loss, theft, disappearance, damage or destruction, Lessee agrees to take all necessary action to make this release effective and binding upon its insurance carriers so that such carriers specifically waive all right of subrogation, if any, that such carriers might otherwise have against Lessor and its employees, agents or contractors.

         19. PERSONAL PROPERTY TAXES. During the term hereof, each party hereto agrees to pay all personal property taxes, if any, assessed against the personal property of such party within thirty (30) days of its receipt of a true and correct statement.

         20. CAPTIONS. The captions or headings of sections in this Lease are inserted for convenience only and shall not be considered in construing the provisions hereof.

         21. COVENANTS TO BIND AND BENEFIT RESPECTIVE PARTIES. This Lease shall inure to the benefit of and be binding upon the successors and assigns of Lessor and Lessee.

         22. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. Any and all representations, warranties and covenants contained in this Lease shall survive the execution of the Lease and shall continue in full force and effect during the Term hereof.

         23. COUNTERPARTS. More than one counterpart of this Lease may be executed by the parties hereto and each duly executed counterpart shall be deemed an original.

         24. ATTORNEYS FEES. In the event an action is brought to enforce or construe any of the terms or conditions of this Lease, the prevailing party shall be entitled to reasonable attorneys' fees and costs.

         25. MISCELLANEOUS.

                  (a) This Lease shall be governed by the laws of the State of Florida.

                  (b) This Lease may be modified or amended by written instrument only and must be signed by both parties to the Lease.

                  (c) Failure of either party to exercise its rights hereunder shall not operate as a waiver of the future exercise of such right.

         26. ENTIRE AGREEMENT. This Lease, including the exhibits hereto, sets forth the entire understanding of the parties hereto at the time of execution and delivery hereof with respect to the subject matter hereof.

         27. WAIVER OF JURY TRIAL. To the extent they may lawfully do so, the parties hereto irrevocably waive all rights to a trial by jury in any proceeding hereinafter instituted by or against either party in respect of this Lease.

         IN WITNESS WHEREOF, the parties have executed this Lease as of the date first set forth above.


WITNESSES                           PAXSON COMMUNICATIONS CORPORATION


                                    BY:
                                        ---------------------------------------
----------------------------
                                        Name:
                                               --------------------------------
                                        Title:
----------------------------                   --------------------------------



WITNESSES                           THE CHRISTIAN NETWORK, INC.


                                    BY:
                                        ---------------------------------------
----------------------------
                                        Name:
                                               --------------------------------
                                        Title:
----------------------------                   --------------------------------

                                   EXHIBIT A

                                LEASED PREMISES


                  (1) STUDIO BUILDING. Lessee shall have the right to occupy approximately forty percent (40%) of Lessor's television production and distribution facility (the "Studio Building") as designated on the floor plans attached hereto as Exhibit A-1, including, without limitation, the network operations center, engineering facility and second floor offices.

                  (2) STL ANTENNA. The right to install and utilize associated auxiliary equipment, uplink and satellite receive dishes, transmission lines, Studio Transmitter Links, etc.

                  (3) ACCESS. The right, in common with others, to use the roadways on the Leased Premises for ingress and egress to and from the Studio Building.

                  (4) USE OF STUDIO SPACE. The Lessee shall have the right, in common with the Lessor and at no cost to the Lessee, to use the studio portion of the Studio building. Lessor, however, in case of scheduling conflict, retains the right of "First Use" for the "studio" portion of the Studio Building.

                  (5) ANNEX BUILDING. Lessee shall have the right to occupy the Annex Building located immediately west of the Studio Building as shown on Exhibit A-1.

                  All of the space, premises and rights granted under this Exhibit A are hereinafter referred to as the "Leased Premises" and illustrated on Exhibit A-1 attached hereto.

                                   EXHIBIT A-1

                           STUDIO BUILDING FLOOR PLAN

                                PARCEL SITE PLAN

                                   [Attached]